Exhibit 10.21(1)

AMENDMENT NUMBER THREE

THIS AMENDMENT NUMBER THREE dated this 25th day of July, 2012 is to that certain Inventory Financing Agreement entered into by and between GE Commercial Distribution Finance Corporation (“CDF”) and the undersigned Dealers (each, individually, a “Dealer” and, collectively, “Dealers”) dated June 24, 2010 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”).

WHEREAS, the parties hereto desire to amend the Financing Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. The first sentence of Section 17 of the Financing Agreement is hereby deleted and is replaced with the following:

“Unless sooner terminated as provided in this Agreement, the term of this Agreement shall commence on the date hereof and continue until June 24, 2015 and, if CDF provides written notice to Dealers of CDF’s intent to renew the current term at least ninety (90) days prior to the end of the then current term, at CDF’s sole election and subject to Dealer’s consent, the term of this Agreement shall automatically renew for up to two successive one year periods thereafter.”

2. Each reference in the Financing Agreement, the RCCRA Agreement, the Program Terms Letter, and any other document, instrument or agreement related thereto or executed in connection therewith (collectively, the “Documents”) to the Financing Agreement shall be deemed to refer to the Financing Agreement as amended by this Amendment Number Three. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

3. Each Dealer represents and warrants to CDF that (a) all representations and warranties of Dealer in the Financing Agreement and the other Documents are true and correct as of the date hereof, (b) such Dealer has all the necessary authority to enter into and perform this Amendment Number Three, (c) this Amendment Number Three, the Financing Agreement, the RCCRA Agreement, and the Program Terms Letter are the legal, valid and binding obligations of such Dealer, enforceable against Dealer in accordance with their terms, (d) the execution, delivery and performance of this Amendment Number Three will not violate (i) such Dealer’s organizational documents, (ii) any agreement binding upon it, unless such violation could not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) any law, rule, regulation, order or decree, unless such violation could not result, individually or in the aggregate, in a Material Adverse Effect, (e) neither a Default nor an event which, with the giving of notice, the passage of time, or both, would result in a Default has occurred and is continuing, and (f) the obligations of Dealer to repay the Advances and to perform the Obligations are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment or performance of the Obligations.

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4. All other terms and provisions of the Financing Agreement shall remain in full force and effect except as modified pursuant to this Amendment Number Three. In the event of any inconsistency between the terms of this Amendment Number Three and any Document, this Amendment Number Three shall govern. Each Dealer acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment Number Three. This Amendment Number Three shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment Number Three or any part hereof to be drafted.

5. This Amendment Number Three shall not be construed to: (a) impair the validity, perfection or priority of any lien or security interest securing the Obligations; (b) waive or impair any rights, powers or remedies of CDF under the Documents; (c) constitute an election of remedies to the exclusion of any other remedies; (d) constitute an agreement by CDF or require CDF to waive any existing or future Default or any event which, with the giving of notice, the passage of time, or both, would result in a Default, to grant any forbearance period, or to extend the term of the Financing Agreement or the time for payment of the Obligations; or (e) constitute an agreement by CDF to make any further Advances or other extensions of credit to Dealers except as required by and subject to the terms and conditions of the Financing Agreement as amended hereby. The execution of this Amendment Number Three and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or any event which, with the giving of notice, the passage of time, or both, would result in a Default, under the Financing Agreement or breach, default or event of default under any other Document, whether or not known to CDF and whether or not existing on the date hereof.

6. Dealers hereby confirm that Dealers have formed the following additional Dealer Affiliates: My Web Services, LLC, a Delaware limited liability company wholly owned by MarineMax, Inc., MarineMax Charter Services LLC, a Delaware limited liability company wholly owned by MarineMax East, Inc. and MarineMax Vacations Ltd., a BVI entity wholly owned by MarineMax East, Inc. (collectively, the “New Subsidiaries”). Dealers hereby covenant and agree that, within thirty (30) days of written request from CDF, Dealers will take all actions requested by CDF to address the creation of the New Subsidiaries, which actions may include but will not be limited to delivery to CDF of due diligence information with respect to the New Subsidiaries, amendments to the Documents, authorizations for the filing of UCC-1 financing statements with respect to the New Subsidiaries and opinions of counsel and delivery of such further documents and taking of such further actions as may be requested by CDF.

7. Each Dealer hereby ratifies and confirms the Financing Agreement, as amended hereby, and each other Document executed by such Dealer in all respects.

8. Dealers hereby release, remise, acquit and forever discharge CDF and its affiliates, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, participants, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, “Released Parties”) from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character,

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known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or thing done, omitted or suffered to be done by any Released Party prior to and including the date of execution hereof and in any way directly or indirectly arising out of or in any way connected to this Amendment Number Three and the Documents, including without limitation claims relating to any settlement negotiations (collectively, the “Released Matters”). Dealers acknowledge that the agreements in this Section 7 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Dealers represent and warrant to CDF that they have not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

9. This Amendment Number Three shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including the status of a third-party beneficiary of this Amendment Number Three.

10. Except as expressly set forth herein, there are no agreements or understandings, written or oral, among the parties hereto relating to this Amendment Number Three or the Financing Agreement that are not fully and completely set forth herein or therein. All representations, warranties, covenants, agreements, undertakings, waivers, and releases of Dealers contained herein shall survive the payment and performance in full of the Obligations.

11. Any provision of this Amendment Number Three which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment Number Three or affecting the validity or enforceability of such provision in any other jurisdiction.

12. This Amendment Number Three may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment Number Three may be executed by any party to this Amendment Number Three by original signature, facsimile and/or electronic signature.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Number Three as of the date first above written.

DEALERS:

MARINEMAX, INC.

By:	/s/ Kurt M. Frahn
Print Name:	Kurt M. Frahn
Title:	Vice President of Finance, Treasurer and Assistant Secretary

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MARINEMAX EAST, INC.

By:	/s/ Kurt M. Frahn
Print Name:	Kurt M. Frahn
Title:	Assistant Secretary

MARINEMAX SERVICES, INC.

By:	/s/ Kurt M. Frahn
Print Name:	Kurt M. Frahn
Title:	Assistant Secretary

MARINEMAX NORTHEAST, LLC

By:	/s/ Kurt M. Frahn
Print Name:	Kurt M. Frahn
Title:	Assistant Secretary

BOATING GEAR CENTER, LLC
By: MARINEMAX EAST, INC., the sole member of Boating Gear Center, LLC

By:	/s/ Kurt M. Frahn
Print Name:	Kurt M. Frahn
Title:	Assistant Secretary

US LIQUIDATORS, LLC

By:	/s/ Kurt M. Frahn
Print Name:	Kurt M. Frahn
Title:	Assistant Secretary

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NEWCOAST FINANCIAL SERVICES, LLC

By:	/s/ Kurt M. Frahn
Print Name:	Kurt M. Frahn
Title:	Assistant Secretary

CDF:

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

By:	/s/ John Zeblacki
Print Name:	John Zeblacki
Title:	Underwriting Leader

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